SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                        Date of Report:    May 19, 1997
                       (Date of earliest event reported)



                          THE MANITOWOC COMPANY, INC.
             (Exact name of registrant as specified in its charter)




    Wisconsin            1-11978          39-0448110
 --------------       ------------      ---------------
 (State or other       (Commission       (IRS Employer
 jurisdiction of      File Number)      Identification
 incorporation)                             Number)



  500 South 16th Street, Manitowoc, WI       54220
-------------------------------------------------------
(Address of principal executive offices)  (Zip Code)



Registrant's telephone number, including area code (414-684-4410)



Item 5.   Other Events
-------------------------

On May 19, 1997, the Board of Directors of The Manitowoc Company, Inc. (MTW) declared a three-for-two stock split of the company's common shares in the form of a 50 percent stock dividend.

The company will distribute the stock dividend in the form of additional shares on June 30, 1997 to shareholders of record as of June 2, 1997.

Under the stock split, one new share of company common stock will be issued for every two shares owned on the record date. The company intends to pay cash in lieu of fractional shares that would otherwise result from the split.

The three-for-two split will increase the number of outstanding Manitowoc common shares from approximately 11.5 million to approximately 17.3 million.

The press release issued by the company describing the three-for-two stock split is incorporated herein by reference to Exhibit 20 of this report, to which the reader is referred for more information.


Item 7.   Financial  Statements and Exhibits
------------------------------------------------

          (c)  Exhibits.

               See the Exhibit Index following the Signature page of this Report, which is incorporated herein by reference.



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


DATE:     June 2 , 1997       THE MANITOWOC COMPANY, INC.
                                  (Registrant)



                              By:   /s/   Robert R. Friedl
                              -----------------------------
                                 Robert R. Friedl,
                                 Senior Vice President and
                                 Chief Financial Officer





                          THE MANITOWOC COMPANY, INC.

                                 EXHIBIT INDEX

                                       TO

                            FORM 8-K CURRENT REPORT

                               Dated May 19, 1997






                                               Incorporated
                                                  Herein
 Exhibit                                       By Refrence          Filed
   No.               Description                    To            Herewith
 --------          ---------------           ---------------      -------

     20        Press Release dated May 19,                            X
               1997 regarding declaration of
               a 3-for-2 stock split.